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                                                                      EXHIBIT 13

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                               MITSUI & CO., LTD.,

                          MITSUI & CO. (U.S.A.), INC.,

                                  JAMES HISLOP,

                                       and

                               PENSKE CORPORATION

                                   DATED AS OF

                               SEPTEMBER 14, 2006

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                                TABLE OF CONTENTS

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                                ARTICLE I

                     SALE AND PURCHASE OF SECURITIES

Section 1.1  The Purchase................................................     1
Section 1.2  Purchase Price..............................................     2
Section 1.3  The Closing.................................................     2
Section 1.4  Payment Instructions........................................     2
Section 1.5  Actions at the Closing......................................     2
Section 1.6  Legend......................................................     3

                                ARTICLE II

            REPRESENTATIONS & WARRANTIES CONCERNING THE SELLER

Section 2.1  Status......................................................     3
Section 2.2  Power and Authority.........................................     4
Section 2.3  Enforceability of this Agreement............................     4
Section 2.4  No Conflict.................................................     4
Section 2.5  Consents....................................................     5
Section 2.6  Title to Shares; "Big Boy" Representation...................     5
Section 2.7  Taxes.......................................................     5

                               ARTICLE III

          REPRESENTATIONS & WARRANTIES CONCERNING THE PURCHASERS

Section 3.1  Representations and Warranties of the Purchasers............     6

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

Section 4.1  Intentionally deleted.......................................     7

                                ARTICLE V

                                CONDITIONS

Section 5.1  Conditions to Obligations of the Purchasers.................     7
Section 5.2  Conditions to Obligations of the Seller.....................     9
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
                                ARTICLE VI

                               TERMINATION

Section 6.1  Termination prior to Closing................................     9
Section 6.2  Effects of Termination......................................    10
Section 6.3  Survival of Representations.................................    10

                               ARTICLE VII

                              MISCELLANEOUS

Section 7.1  Notices.....................................................    10
Section 7.2  Amendments and Waivers......................................    11
Section 7.3  Successors and Assigns......................................    12
Section 7.4  Entire Agreement............................................    12
Section 7.5  Governing Law...............................................    12
Section 7.6  Submission to Jurisdiction..................................    12
Section 7.7  Counterparts................................................    12
Section 7.8  Severability................................................    12
Section 7.9  Specific Performance........................................    13
Section 7.10 Further Assurances..........................................    13
Section 7.11 Expenses....................................................    13

                               ARTICLE VIII

                               DEFINITIONS

Section 8.1  Definitions.................................................    13
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                                       ii

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                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT (the "Agreement") dated as of September 14, 2006 is by and among MITSUI & CO., LTD., a Japanese company ("Mitsui Japan"), MITSUI & CO. (U.S.A.), INC., a New York corporation ("Mitsui USA" and, together with Mitsui Japan, each individually, a "Purchaser", and together, the "Purchasers"), JAMES HISLOP (the "Seller"), and PENSKE CORPORATION, a Delaware corporation, as paying agent (the "Paying Agent"). Capitalized terms used in this Agreement are defined in Section 8.1.

                                    RECITALS

     WHEREAS, the Seller desires to sell to the Purchasers, and the Purchasers desire to purchase from the Seller, all of the Common Stock, par value $0.0001 per share, of United Auto Group, Inc., a Delaware corporation (the "Company"), that is to be distributed to Seller in Seller's capacity as a member of Penske Capital Partners, L.L.C., a Delaware limited liability company ("PCP"), of which Penske Associates, L.L.C., a Delaware limited liability company ("Associates") is a member, in September 2006 (the "Distribution"), for a purchase price determined in accordance with this Agreement;

     WHEREAS, a number of other sellers desire to sell to the Purchasers, and the Purchasers desire to purchase from such sellers, shares of Common Stock of the Company pursuant to certain separate purchase agreements (the "Other Purchase Agreements").

     WHEREAS, Penske Corporation ("Penske") and the Seller desire to enter, simultaneously to this Agreement, into a certain purchase agreement, dated as of the date of this Agreement (the "Penske Purchase Agreement"), pursuant to which the Seller will sell to Penske and Penske will purchase from the Seller a certain number of Securities at a purchase price equal to the Purchase Price, and to close, simultaneously to the transaction contemplated by this Agreement, the transaction contemplated by the Penske Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants, representations and warranties and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         SALE AND PURCHASE OF SECURITIES

     Section 1.1 The Purchase. At the Closing, subject to the terms and conditions hereof, the Seller shall sell to Purchasers all of the Common Stock received by Seller in the

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Distribution, of which (a) 80% shall be sold to Mitsui Japan (the "Mitsui Japan
Securities") at a purchase price per share determined in accordance with Section
1.2 (the "Mitsui Japan Purchase Price") payable to the Paying Agent at the Closing (the "Mitsui Japan Purchase"), and (b) 20% shall be sold to Mitsui USA (the "Mitsui USA Securities" and, together with the Mitsui Japan Securities, the "Securities") at a purchase price per share determined in accordance with
Section 1.2 (the "Mitsui USA Purchase Price" and, together with the Mitsui Japan Purchase Price, the "Purchase Price") payable to the Paying Agent at the Closing (the "Mitsui USA Purchase" and, together with the Mitsui Japan Purchase, the "Purchase").

     Section 1.2 Purchase Price. The purchase price of each share shall be the average of the daily closing sales prices of the Common Stock of the Company for the twenty (20) consecutive trading days as reported on the New York Stock Exchange immediately preceding September 12, 2006 (the "Current Market Value"). The Purchase Price shall be the amount determined by multiplying the number of Securities by the Current Market Value.

     Section 1.3 The Closing. The closing of the sale and purchase of the Securities (the "Closing") shall take place at the offices of Penske Corporation, 2555 Telegraph Road, Bloomfield Hills, Michigan, at 9:00 a.m., Michigan time, as soon as practicable, but in any event not earlier than September 12, 2006 nor later than five Business Days thereafter and, in any event, only upon the satisfaction or waiver of the conditions contained in
Article V, unless the parties otherwise agree in writing (the "Closing Date").

     Section 1.4 Payment Instructions. At the Closing, the Purchasers shall deliver funds in the amount equal to the Purchase Price to the Paying Agent pursuant to Sections 1.5(c) and 1.5(d) by wire transfer to the Paying Agent Account. For the avoidance of doubt, the Purchasers shall have fully satisfied their obligations hereunder to pay the Purchase Price upon delivery of the Purchase Price to the Paying Agent.

     Section 1.5 Actions at the Closing. At the Closing, the following actions shall occur (the "Closing Actions"):

          (a) The Seller shall deliver, or cause to be delivered, to Mitsui Japan the Mitsui Japan Securities sold hereunder by the Seller, evidenced by a stock certificate in the name of Mitsui Japan, duly endorsed for transfer or accompanied by duly executed stock powers or other instruments of transfer duly executed, or in an electronic format acceptable to the Purchasers, and bearing or accompanied by all requisite stock transfer stamps. The Mitsui Japan Securities are delivered free and clear of all Liens, encumbrances, options and claims thereon.

          (b) The Seller shall deliver, or cause to be delivered, to Mitsui USA the Mitsui USA Securities sold hereunder by the Seller, evidenced by a stock certificate in the name of Mitsui USA, duly endorsed for transfer or accompanied

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     by duly executed stock powers or other instruments of transfer duly executed or in an electronic format acceptable to the Purchasers, and bearing or accompanied by all requisite stock transfer stamps. The Mitsui USA Securities are delivered free and clear of all Liens, encumbrances, options and claims thereon.

          (c) Mitsui Japan shall pay the Mitsui Japan Purchase Price to the Paying Agent. The Mitsui Japan Purchase Price is to be held by the Paying Agent in the name of Mitsui Japan and shall be released to the account of the Seller, who delivered, or caused to be delivered, Mitsui Japan Securities in accordance with Section 1.5(a), if, and only if, the stock certificate representing the Mitsui Japan Securities has been duly and validly delivered to Mitsui Japan in accordance with Section 1.5(a).

          (d) Mitsui USA shall pay the Mitsui USA Purchase Price to the Paying Agent. The Mitsui USA Purchase Price is to be held by the Paying Agent in the name of Mitsui USA and shall be released to the account of the Seller, who delivered, or caused to be delivered, Mitsui USA Securities in accordance with Section 1.5(b), if, and only if, the stock certificate representing the Mitsui USA Securities has been duly and validly delivered to Mitsui USA in accordance with Section 1.5(b).

     Section 1.6 Legend. The parties hereby acknowledge and agree that each of the certificates representing the Securities shall include the following legend and any other legend required by applicable Laws:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                   ARTICLE II

               REPRESENTATIONS & WARRANTIES CONCERNING THE SELLER

     The Seller hereby represents and warrants to each Purchaser as follows as of the date hereof and as of the Closing Date:

     Section 2.1 Status.

     (a) If, and to the extent that, the Seller is a limited liability company (or a corporation), such Seller is a limited liability company (or a corporation) duly organized, validly existing and in good standing under the Laws of Delaware and in any other state

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or jurisdiction in which it is licensed to do business and has all requisite corporate power and authority to carry on its business as now conducted. Such Seller has delivered to Purchasers complete copies of such Seller's organizational documents as currently in effect, and such Seller is not in violation of any provision of such organizational documents.

     (b) If, and to the extent that, the Seller is a natural person, such Seller is a resident of the state specified in the address set forth on the signature page as of signing, has the legal age, the competence and any other prerequisite required by applicable Laws to enter into, execute, perform and consummate this Agreement and any action required in connection with the execution and delivery by such Seller of this Agreement or any documentation relating thereto, the consummation by such Seller of the transactions contemplated hereby or thereby, or the sale or delivery of the Securities, provided that if Seller moves from such state of residence to another state between the signing and Closing of this Agreement, such Seller shall promptly inform the Purchasers of such change in state of residence.

     (c) If, and to the extent that, the Seller is a married natural person and resides in a so-called "community property" state, the Seller's spouse has consented to the transactions contemplated by this Agreement.

     Section 2.2 Power and Authority. The Seller has full power and authority to execute and deliver this Agreement, to perform the Seller's obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Seller of this Agreement, the performance of the Seller's obligations hereunder, and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all requisite action of the Seller. The Seller has duly executed and delivered this Agreement.

     Section 2.3 Enforceability of this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     Section 2.4 No Conflict. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby and thereby, and the sale and delivery by the Seller of the Securities will not (a) violate any provision of any applicable Laws (including stock exchange rules), or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Seller or any of the Seller's properties or assets, (b) give any governmental body or other Person the right to challenge any of the transactions contemplated by this Agreement, (c) contravene, conflict with, or result in any violation or breach of any terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any agreement to which the Seller is a party, (d) result in the creation

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of any mortgage, Lien, security interest, loan, charge or encumbrance, upon any of the properties or assets of the Seller, (e) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Seller is a party, or (f) if the Seller is a limited liability company (or a corporation), conflict with or result in any violation or breach of any provision of any of the organizational documents of such Seller or any of its subsidiaries.

     Section 2.5 Consents. No permit, authorization, consent or approval of or by, or any notification of or filing of the Seller with any Person is required in connection with the execution and delivery by the Seller of this Agreement or any documentation relating thereto, the consummation by the Seller of the transactions contemplated hereby or thereby, or the sale or delivery of the Securities that has not been made and obtained as of the date hereof.

     Section 2.6 Title to Shares; "Big Boy" Representation. The Securities have been duly authorized and validly issued and are fully paid and non-assessable. The Seller owns the Securities, legally and beneficially and of record, free and clear of any and all Liens, encumbrances, options and claims. The Seller has the right and authority to sell the Securities. Except as disclosed to the Purchasers in writing prior to the date hereof, the Seller is not an "Affiliate" (as such term is defined under the Securities Act ; and referred to herein as "Affiliate") of the Company and has not been an Affiliate of the Company during the three months prior to the date hereof. The Seller acknowledges that the Purchasers may possess material information not known to the Seller, including without limitation, information received on a confidential basis or information received on privileged basis from the attorneys and financial advisors representing the Company and/or from the attorneys and financial advisors representing the senior creditors of the Company. The Seller agrees that Purchasers shall have no liability to the Seller with respect to the non-disclosure of any information in Purchasers' possession relating either directly or indirectly to the financial condition or prospects of the Company or the value of the Securities. Upon delivery of and payment for the Securities at the Closing, the Purchasers will acquire good and valid title to all of the Securities, free and clear of any and all Liens, encumbrances and claims.

     Section 2.7 Taxes.

          (a) All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement (including any real property transfer tax and any similar tax) shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees, and, if required by applicable Laws, each Purchaser will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.


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          (b) The Securities have not been purchased, held or sold in connection with any transaction required to be reported under section Section 1.6011-4 of the Treasury Regulations. The Seller will not be reporting a loss for U.S. federal income tax purposes in connection with the Purchase in excess of fifty
(50) % of the Purchase Price.

                                  ARTICLE III

             REPRESENTATIONS & WARRANTIES CONCERNING THE PURCHASERS

     Section 3.1 Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

          (a) Such Purchaser is acquiring Securities for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

          (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act or any state securities Laws, and (ii) the Securities may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration and/or regulation thereunder as the case may be.

          (c) Such Purchaser is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

          (d) Such Purchaser is duly organized and validly existing under the Laws of the jurisdiction of its organization and has all power and authority to enter into this Agreement.

          (e) The execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of such Purchaser, and this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar Laws affecting creditors' rights generally.

          (f) The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated thereby will not (a) violate any provision of applicable Laws related to either Purchaser, or any of its properties or assets, or (b) violate the certificate of incorporation or the bylaws of either Purchaser.


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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Intentionally deleted

                                   ARTICLE V

                                   CONDITIONS

     Section 5.1 Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the Purchase shall be subject to the fulfillment on or prior to the Closing of each of the following conditions:

          (a) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Laws.

          (b) Representations, Performance. The representations and warranties of the Seller and of Penske contained in this Agreement and in any certificate or other writing delivered pursuant hereto or contemporaneously herewith referring to this Agreement shall be true and correct in all respects at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of the Closing Date. The Seller shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.

          (c) Consents, Amendments and Approvals. The Purchasers shall have received duly executed and delivered copies of any waivers, consents, terminations and approvals contemplated by this Agreement, all in form and substance reasonably satisfactory to the Purchasers.

          (d) No Litigation, etc. No litigation shall have been filed and be pending, no governmental authority shall have notified the Purchasers or any Seller of its intention to commence, or recommend the commencement of, litigation and no Laws shall have been enacted, entered, enforced, promulgated or issued with respect to or deemed applicable, which in any case seeks or purports to challenge, prohibit, interfere with, limit, delay, restrain, impose damages or other material obligations in connection with or increase the cost of the consummation of the transactions contemplated by this Agreement, including without limitation the acquisition, ownership, voting or disposition by the Purchasers of any Securities.

          (e) Actions of PCP. PCP shall have authorized and approved the distribution of, and have distributed, the Securities to the Seller. PCP shall have delivered to the Purchasers a certificate, dated the Closing Date and signed by a duly authorized officer to the effect set forth in this Section 5.1(e).

          (f) Officers' Certificates by Seller. If, and to the extent that, the Seller is a limited liability company (or a corporation), such Seller shall have delivered to the Purchasers a certificate in form and substance reasonably satisfactory to Mitsui, dated the Closing Date and signed by a duly authorized officer to the effect set forth in Section 5.1(b).

          (g) Penske Purchase Agreement. Penske shall have closed the transaction with the Seller and certain other sellers pursuant to which Penske will purchase from the Seller and certain other sellers in the aggregate a certain number of Securities to be purchased by Purchasers under this Agreement and the Other Purchase Agreements at the same price per share as determined in accordance with Section 1.2 and as contemplated by the Penske Purchase Agreement.

          (h) Simultaneous Closing with Other Purchase Agreements. The Purchasers, the Paying Agent and a number of other sellers shall have entered into certain Other Purchase Agreements on the same terms and conditions as contemplated by this Agreement, pursuant to which, in each case, such seller will sell to Purchasers and Purchasers will acquire from such seller a number of Securities, to be determined in accordance with each such Other Purchase Agreement. The Purchasers have closed any and all transactions contemplated by any and all Other Purchase Agreements simultaneously with the Closing of this Agreement, provided that the aggregate consideration to be paid by Purchasers under this Agreement and all Other Purchase Agreements shall not exceed US$33,000,000.

          (i) Certificates and Letters. The Purchasers shall have received from the Company, the Paying Agent and certain other shareholders of the Company such certificates, letters and other information in support of this transaction as the Purchasers may reasonably request, including without limitation duly executed copies of certain side letters, substantially in the form provided by Purchasers, in connection with (i) the Purchase Agreement, dated February 16, 2004, among Mitsui Japan, Mitsui USA, International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Paying Agent, Penske Automotive Holdings Corp. and the Company,
     (ii) the Stockholders Agreement, dated March 26, 2004, among International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Mitsui Japan, Mitsui USA, Paying Agent and Penske Automotive Holdings Corp., and (iii) the Second Amended and Restated


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     Registration Rights Agreement, dated March 26, 2004, among the Company,
     Mitsui Japan and Mitsui USA.

          (j) Legal Opinion. The Seller shall have delivered, or caused to be delivered, to the Purchasers a legal opinion, dated the Closing Date, from counsel reasonably acceptable to Purchasers and in form and substance reasonably satisfactory to Purchasers that the transactions contemplated by this Agreement and the Other Purchase Agreements comply with applicable law, that the Securities may be sold without registration as contemplated herein and such other matters as Purchasers may reasonably request.

     Section 5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the Purchase shall be subject to the satisfaction or waiver at or prior to the Closing of the following condition:

          (a) Representations, Performance. The representations and warranties of the Purchasers contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall be true and correct in all respects at and as of the date hereof and at and as of the Closing Date with the same effect as though made at and as of the Closing Date. The Purchasers shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by the Purchasers at or prior to the Closing.

                                   ARTICLE VI

                                   TERMINATION

     Section 6.1 Termination prior to Closing. This Agreement may be terminated at any time prior to the Closing upon written notice of such termination by the terminating party to the other party setting forth the basis for such termination:

          (a) by mutual written consent of the Seller and the Purchasers;

          (b) (i) by the Purchasers, if any of the applicable conditions set forth in Section 5.1 have not been satisfied or waived on or before September 15, 2006, or (ii) by the Seller, if any of the applicable conditions set forth in Section 5.2 have not been satisfied or waived on or before September 15, 2006; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time;

          (c) by either the Purchasers or the Seller, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

          (d) by the Purchasers or the Seller, (i) if any representation or warranty of the other set forth in this Agreement shall be untrue in any material respect when made to the extent that such first party did not have actual knowledge of such breach as of the date of this Agreement, or (ii) upon a breach in any material respect of any covenant or agreement on the part of the other set forth in this Agreement, in each case which would constitute a failure of the condition to Closing of the first party.

     Section 6.2 Effects of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof, except for any liability resulting from such party's breach of this Agreement.

     Section 6.3 Survival of Representations. The representations and warranties made in this Agreement shall survive for a period ending eighteen months after Closing, provided that the representations and warranties of the Seller set forth in Section 2.6 shall survive without limitation.

                                  ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with confirmation promptly sent by regular mail), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

     (i) if to the Seller, to the address specified for the Seller on the signature page.

          with a copy to:

          Penske Corporation
          2555 Telegraph Road
          Bloomfield Hills, Michigan 48302-0954
          Attention: General Counsel


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

     (ii) if to the Purchasers, to:

          Mitsui & Co., Ltd.
          First Motor Vehicles Div.
          2-1, Ohtemachi 1-chome, Chiyoda-ku
          Tokyo, Japan
          Attention: General Manager of First Motor Vehicles Div.

          and

          Mitsui & Co. (U.S.A.), Inc.
          Detroit Office
          1000 Town Center, Suite 1900
          Southfield, Michigan 48075
          Attention: Detroit Machinery Department

          with a copy to:

          Debevoise & Plimpton LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Christopher Smeall and Sarah A. W. Fitts

     (iii) if to Penske or the Paying Agent, to:

          Penske Corporation
          2555 Telegraph Road
          Bloomfield Hills, Michigan 48302-0954
          Attention: President

          with a copy to:

          Penske Corporation
          2555 Telegraph Road
          Bloomfield Hills, Michigan 48302-0954
          Attention: General Counsel

All such notices, requests, consents and other communications shall be deemed to have been given when received.

     Section 7.2 Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.


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

     Section 7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not.

     Section 7.4 Entire Agreement. This Agreement (with the documents referred to herein or delivered pursuant hereto and together with this Agreement and with any documents delivered contemporaneously herewith referring to this Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 7.5 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     Section 7.6 Submission to Jurisdiction. Each of the Seller and the Purchasers hereby (i) irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and (ii) agree that service of any process, summons or notice by international courier to the address set forth in Section
7.1 shall be effective service of process for any action or proceeding brought against it in any such court.

     Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

     Section 7.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     Section 7.9 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.


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

     Section 7.10 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents (including, without limitation, this Agreement, certificates, instruments and documents contemplated by Article V) as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 7.11 Expenses. Each party to this Agreement shall bear its own cost and expenses, including fees of consultant(s), accountant(s), counsel, and any other Person acting on behalf of or for such party.

                                  ARTICLE VIII

                                   DEFINITIONS

     Section 8.1 Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified below:

     "Affiliate" has the meaning set forth in Section 2.6.

     "Agreement" has the meaning set forth in the first paragraph.

     "Associates" has the meaning set forth in the first paragraph.

     "Business Day" means a calendar day, other than (a) a Saturday or Sunday, and (b) a day on which commercial banks are required or permitted by Laws or other governmental action to close in New York, New York, United States of America or Tokyo, Japan.

     "Closing" has the meaning set forth in Section 1.3.

     "Closing Actions" has the meaning set forth in Section 1.5.

     "Closing Date" has the meaning set forth in Section 1.3.

     "Common Stock" means the common stock, par value $.0001 per share, of the Company, and includes any securities issued with respect to such shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, merger, consolidation or other reorganization or otherwise.

     "Company" has the meaning set forth in the Recitals.

     "Current Market Value" has the meaning set forth in Section 1.2.


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

     "Distribution" has the meaning set forth in the Recitals.

     "Laws" means all applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees, directives or treaties.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Mitsui Japan" has the meaning set forth in the first paragraph.

     "Mitsui Japan Purchase" has the meaning set forth in Section 1.1.

     "Mitsui Japan Purchase Price" has the meaning set forth in Section 1.1.

     "Mitsui Japan Securities" has the meaning set forth in Section 1.1.

     "Mitsui USA" has the meaning set forth in the first paragraph.

     "Mitsui USA Purchase" has the meaning set forth in Section 1.1.

     "Mitsui USA Purchase Price" has the meaning set forth in Section 1.1.

     "Mitsui USA Securities" has the meaning set forth in Section 1.1.

     "Other Purchase Agreements" has the meaning set forth in the Recitals.

     "Paying Agent" has the meaning set forth in the first paragraph.

     "Paying Agent Account" means the account of the Paying Agent specified below:

          Bank:           LaSalle Bank, Troy, Michigan

          ABA Number:     072000805

          Account Name:   Penske Corporation

          Account Number: 6871237308

     "PCP" has the meaning set forth in the Recitals.


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

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Penske" has the meaning set forth in the Recitals.

     "Penske Purchase Agreement" has the meaning set forth in the Recitals.

     "Purchase" has the meaning set forth in Section 1.1.

     "Purchase Price" has the meaning set forth in Section 1.1.

     "Purchasers" has the meaning set forth in the first paragraph.

     "Securities" has the meaning set forth in Section 1.1.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" has the meaning set forth in the first paragraph.

     "Treasury Regulations" means the regulations prescribed under the Internal Revenue Code of 1986, as amended.

                     [This Section Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        SELLER:


                                        /s/ James Hislop
                                        ----------------------------------------
                                        Name James Hislop

                                        Wire Transfer Information:

                                        [redacted]

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


                                        Address:

                                        1 Harmon Plaza, 9th floor
                                        Secaucus, NJ 07094


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

                                        MITSUI & CO., LTD.


                                        By: /s/ Tatsuo Nakayama
                                            ------------------------------------
                                        Name: Tatsuo Nakayama
                                        Title: General Manager
                                               First Motor Vehicles Division

                                        MITSUI & CO. (U.S.A.), INC.


                                        By: /s/ Kazuki Okamura
                                            ------------------------------------
                                        Name: Kazuki Okamura
                                        Title: Senior Vice President and
                                               General Manager
                                               Machinery Division


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

                                        PENSKE CORPORATION


                                        By: /s/ Robert H. Kurnick, Jr.
                                            ------------------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: President


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